SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)......	October 27, 2003
China Broadband Corp.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)
0-28345	72-1381282
(Commission File Number)	(IRS Employer Identification No.)
1002, Building C, Huiyuan Apartment, Asia Game Village, Beijing, China	100101
(Address of Principal Executive Offices)	(Zip Code)
86-10-6499-1255
(Registrant's Telephone Number, Including Area Code)

(Former name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5. Other Events.

On October 27, 2003, China Broadband Corp. (the "Registrant") entered into a Share Exchange Agreement ("Agreement") with Big Sky Energy Kazakhstan Ltd. ("BSEK"), an Alberta corporation, and all its shareholders of record as of that day. Under the terms of the Agreement, the Registrant forwarded $500,000 to BSEK as a short-term loan which must be repaid within 60 days. As well, the Registrant will be required to issue up to a maximum of 8,000,000 common shares in a share exchange offer with the shareholders of record as of October 27, 2003 of BSEK. The Registrant has retained PetroGlobe (Canada) Ltd. to conduct a fair market valuation on an existing oil and gas lease and the options held on two additional oil and gas leases all of which are in Kazakhstan and are held by BSEK's subsidiary, KoZhaN LLP. The fair market valuation will determine the number of common shares of the Registrant that will be issued to the shareholders of BSEK in exchange for their shares in BSEK. The Registrant will be the sole shareholder of BSEK following the completion of this transaction.

This transaction will not result in a change in control of the Registrant. BSEK is currently controlled by Big Sky Energy Canada Ltd., an Alberta corporation, Mr. Matthew Heysel, Mr. Daming Yang and Mr. Glenn Van Doorne. Big Sky Energy Canada Ltd. is the largest shareholder of BSEK.

Mr. Matthew Heysel, who is a shareholder, Chairman and Chief Executive Officer of the Registrant, is Chairman and Chief Executive Officer of BSEK and is also the Chairman and Chief Executive Officer of Big Sky Energy Canada Ltd.

Mr. Daming Yang, who is a shareholder, director and President of the Registrant, is the President and a director of BSEK and is also the President and a director of Big Sky Energy Canada Ltd.

Mr. Kai Yang, who is a major shareholder of the Registrant and Mr. Daming Yang's brother, is the sole shareholder of Big Sky Energy Canada Ltd.

On October 31, 2003, the board of directors of the Registrant approved a private placement of 8,000,000 common shares of the Registrant's common stock at $0.25 per share. Under the terms of the private placement the Registrant has until November 30, 2003 to close on the funds and must file a registration statement with the U.S. Securities and Exchange Commission within 90 days of the first closing. Should the Registrant fail to file a registration statement in the allotted time frame, the Registrant is required to issue to each purchaser of the private placement an additional 0.2 common share for each share purchased by the purchaser under the Private Placement.

Item 6. Resignations of Registrant's Directors.

Not Applicable

Item 7. Financial Statements and Exhibits.

(a) Financial Statements

(1) Financial Statements of the Business Acquired.

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It is impractical to provide the required financial statements for Big Sky Energy Kazakhstan Ltd. at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(2) Pro Forma Financial Information.

It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(b) Exhibits:

(1) Exhibit 10.47 - Share Exchange Agreement dated October 27, 2003 between China Broadband Corp., Big Sky Energy Kazakhstan Ltd., Big Sky Energy Canada Ltd., Glenn Van Doorne, James Gotmy, Malcolm Albery, and Jodi Larmour

Item 8. Change in Fiscal Year.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND CORP.
(Registrant)
Date:	October 31, 2003	By:	/s/ Matthew Heysel
Matthew Heysel Chairman, Chief Executive Officer and Director

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